REORGANIZATION PLAN AND AGREEMENT


This Reorganization Plan and Agreement ("Agreement") is made and entered into this 26th day of July, 2006, between: (i) G/O International, Inc., a Colorado corporation, (the "Company") and SH Celera Capital Corporation, a Maryland corporation ("SH Celera"). G/O International, Inc (the "LOI") and SH Celera Capital Corporation shall hereinafter, sometimes, be referred to, collectively, as the "Parties" or individually as a "Party."

WHEREAS, each of the Parties deem it in their best financial interests to undertake the transactions set forth hereinafter, and accordingly have entered into a Letter of Intent dated as of June 26, 2006, setting forth the basic terms upon which they desire to complete a reorganization of their respective companies pursuant to what is referred to in the Letter of Intent as the "Reorganization Transaction."


     WHEREAS, the parties hereto wish to formalize the above-mentioned agreements as set forth in the Letter of Intent and thereafter accomplish the Reorganization Transaction on the terms and conditions set forth herein.

     NOW THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable considerations, the receipt and adequacy all of which are forever acknowledged and confessed, the parties hereto agree as follows:


     1. Representations and Warranties by SH CELERA CAPITAL CORPORATION. SH Celera Capital Corporation hereby makes the following express representations and warranties to the Company:

               A. SH Celera is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

               B. Schedule A sets forth all of the subsidiaries of SH Celera. Except as set forth in Schedule A SH Celera has no subsidiaries and does not own any interest in any other entity. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective States disclosed in Schedule A hereto.

               C. SH Celera has taken all necessary steps to assure that it and the Subsidiaries have the corporate power and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own their properties and conduct their businesses in the places and in the manner now conducted.

               D. SH Celera has authorized a total of 100,000,000 shares of common stock, $0.001 par value per share and presently has outstanding a total of 9,235,000 shares of its common stock, par value $0.001 per share. SH Celera has no other shares of capital stock issued and outstanding and has no outstanding commitments to issue any additional shares or rights to the issuance of capital shares of SH Celera. Each of the Subsidiaries has authorized and outstanding a total of that number of shares of capital stock set forth in Schedule A hereto. Except as set forth in Schedule A hererto, each subsidiary has no other shares of capital stock issued and outstanding and has no outstanding commitments to issue any additional shares or rights to the issuance of its capital shares.

               E. The execution, delivery and performance of this Agreement by SH Celera and the transactions contemplated hereby:

                   (i)are within the corporate powers of SH Celera, are not in contravention of the terms observance or compliance with the terms and provisions of any agreement to which SH Celera or its Subsidiaries is a party. This Agreement will not violate any provision of law, any order of any court or other governmental agency or any Articles of Incorporation or By-Laws or any amendments thereto of SH Celera or any of its Subsidiaries, and have been duly authorized by the Board of Directors of SH Celera, and to the best knowledge of the officers of SH Celera are not in contravention of any applicable laws;

                   (ii) will neither conflict with nor result in any breach or contravention of, or the creation of any lien under any indenture, agreement, lease, instrument or understanding to which SH Celera or any of its Subsidiaries is a party or by which any of the Assets of SH Celera or any of its Subsidiaries is or are bound; and

                  (iii) are and will constitute the valid and legally binding obligations of SH Celera, enforceable in accordance with the terms of this Agreement.

               F. SH Celera has delivered to the Company copies of those financial statements set forth on Exhibit 1 hereto respecting the operation of SH Celera and its Subsidiaries, prepared in accordance with Generally Accepted Accounting Principles. ("Existing Financial Statements").

               The Existing Financial Statements have been prepared from the books and records of SH Celera and its Subsidiaries and, to the best knowledge of the management of SH Celera accurately reflect the status and results of operations of SH Celera and its Subsidiaries as of March 15, 2006 (the "Balance Sheet Date") and, to the best knowledge of SH Celera, there have occurred no material adverse changes in the financial condition or business of SH Celera and/or its Subsidiaries as reflected in such Existing Financial Statements, other than changes in the ordinary course of business, which have not had any material adverse effect on the business or financial condition of SH Celera and/or its Subsidiaries, and or any of their respective Assets.

               G. SH Celera has delivered to the Company an accurate list and summary description (Schedule B) as of the date of this Agreement of all material assets of SH Celera and its Subsidiaries (the "Assets").

               H. SH Celera has delivered to the Company an accurate list and summary description (Schedule C) as of the date of this Agreement of all licenses, permits, franchises, certificates of need, certificate of need applications, trademarks, trade names, patents, patent applications and copyrights, owned or held by SH Celera and/or its Subsidiaries relating to the ownership, development or operations of SH Celera and/or its Subsidiaries, all of which are now valid, in good standing, not subject to renewal prior to Closing. SH Celera and/or its Subsidiaries are not aware of any licenses, permits, franchises, certificates of need, certificate of need applications, trademarks, trade names, patents, patent applications and copyrights which are not possessed or held by SH Celera or its Subsidiaries which, taken together with the business of SH Celera and/or its Subsidiaries or any proposed business of SH Celera and/or its Subsidiaries such failure to possess or hold the same would materially adversely effect the ability of SH Celera and/or its Subsidiaries to conduct their existing business or any proposed business.

               I. SH Celera has delivered to the Company an accurate list (Schedule D) as of the date of this Agreement of all material agreements which relate to or may affect the Assets or the operation of SH Celera and/or its Subsidiaries, to which SH Celera and/or any of its Subsidiaries is a party or by which SH Celera and/or any of its Subsidiaries, or any of its Assets is bound (the "Contracts") and have made copies of such Contracts available to the Company for inspection. None of such Contracts unduly burdens or restricts SH Celera and/or its Subsidiaries in conducting its current ordinary course of business nor restricts or would tend to restrict any proposed further courses of business. SH Celera and its Subsidiaries have complied with all material commitments and obligations under all such agreements, such agreements constitute the entire agreements by and between the parties as respectively indicated on Schedule D. Neither SH Celera nor any of its Subsidiaries are a party to nor are their Assets bound by:

               (i) except as expressly set forth in Schedule D, any contracts or commitments affecting ownership of, title to, use of, or any interest in the Assets;

               (ii) except as expressly set forth in Schedule D, any patent licensing agreements or any other agreements or commitments with respect to patents, patent applications, trademarks, trade names, technical assistance, copyrights or other like terms;

               (iii) except as expressly set forth in Schedule D, any incentive compensation, pension, retirement, profit sharing or other like employee pension or welfare plans of any nature whatsoever, other than sick leave and vacation policies for any of the employees of SH Celera and/or its Subsidiaries;

               (iv) except as expressly set forth in Schedule D, any collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees affecting or which could affect the Assets;

               (v) except as expressly set forth in Schedule D, any employment contracts or any other contracts, agreements or commitments to or with individual employees or agents affecting or which could affect its business or the Assets extending for a period of more than ninety (90) days from the Closing Date, or which cannot be terminated without cause upon not more than ninety (90) days notice without payment of penalty or equivalent thereof;

               (vi) except as expressly set forth in Schedule D, any other contracts or commitments providing for payments based in any matter on the revenues, purchases or profits of SH Celera or any of its Subsidiaries.

               J.   SH Celera warrants and represents that:

               (i) the Contracts constitute the entire agreements by and between the respective parties thereto; and

               (ii) in all material respects, all obligations required to be performed under the terms of the Contracts have been performed, and each of the Contracts is now and will be, upon and after the Closing Date, in full force and effective without default on the part of the parties thereto.

               (iii) with respect to any leases respecting real estate:

                    (a) SH Celera and/or its Subsidiaries to the best of their knowledge, have not received any notice of violation of any applicable ordinance or other law, order, regulation or requirement, or notice of condemnation, lien, assessment or the like, relating to any part of the real property at which any business conducted by SH Celera and/or its Subsidiaries are located or from which they are operated;

                    (b) To the best of their knowledge SH Celera, each operation of SH Celera and/or its Subsidiaries, wherever located, is in compliance with all applicable zoning ordinances and the consummation of transactions contemplated herein will not result in a violation of any applicable zoning ordinance or termination of any applicable zoning variance now existing;

                    (c) All fixtures and improvements within or upon real estate utilized by SH Celera and/or its Subsidiaries is in operating condition and in a reasonable state of maintenance and repair, except for deterioration caused by normal wear and tear in the ordinary course of business;

               K. All the inventory and supplies constituting any part of the Assets are of a quality usable and salable in the ordinary course of the business of SH Celera and/or its Subsidiaries. Inventory and supplies are carried at the lower of cost or market, on a first-in, first-out basis and are properly stated in the Existing Financial Statements.

               L. SH Celera has delivered to the Company an accurate list and a substantially complete description (Schedule E) of all the equipment (including all software) associated with, or constituting any part of the Assets as of the Balance Sheet Date, designating which of the equipment is owned or leased by SH Celera and/or its Subsidiaries. The equipment included in Schedule E is adequate in all material respects to fully equip and operate SH Celera and or its Subsidiaries as now being operated and is in operating condition and in a reasonable state of maintenance and repair, except for deterioration caused by normal wear and tear in the ordinary course of business;

               Since the Balance Sheet Date, SH Celera and /or its Subsidiaries have not sold or otherwise disposed of any equipment associated with, or constituting any part of, the Assets.

               M. SH Celera and/or its Subsidiaries will have good and marketable title to all properties, assets and leasehold estates, real and personal, constituting or associated with the Assets or any part thereof, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, encumbrance or charge, except as set forth on Schedule F and liens for current taxes and assessments, if any, with respect to which no default exists.

               N. SH Celera has delivered to the Company an accurate Schedule (Schedule G) as of the Closing Date of this Agreement reflecting the insurance policies covering the ownership and operations of the Assets by SH Celera and/or its Subsidiaries, which Schedule G reflects the policies' numbers, terms, identity of insurers, amounts and coverage.
               All of such policies are now and will be in full force and effect on and after the Closing hereunder on an occurrence basis with no premium arrearages. True and correct copies of all such policies and any endorsements thereto have been delivered to the Company.

               O. SH Celera and/or its Subsidiaries currently employ those management personnel set forth in Schedule H hereto at the salary levels set forth therein. SH Celera and the have provided to the Company all materials containing policies and procedures governing employees of SH Celera and/or its Subsidiaries. Except as set forth in Schedule H, neither SH Celera nor any of its Subsidiaries have any pension, profit sharing, deferred compensation or other employee pension or welfare benefit plan or arrangement relating to the operations of SH Celera and/or its Subsidiaries. There is not pending and, to the knowledge of SH Celera, there is not threatened, any employee strike or work stoppage affecting
               SH Celera and or its Subsidiaries. Further, no management personnel has threatened to leave the employ or has left the employ of SH Celera and/or its Subsidiaries during the preceding twelve months except as set forth in Schedule H hereto. Schedule I hereto sets forth all employment contracts entered into between SH Celera and any employees of SH Celera and between any of its Subsidiaries and any employees of its Subsidiaries, copies of which have been provided to the Company.

               P. SH Celera has delivered to the Company an accurate list and summary description (Schedule I) as of the Balance Sheet
               Date of all litigation, complaints or proceedings to which SH Celera and/or its Subsidiaries or any SH Celera
               Shareholder is a party as the same relates to or in any way is connected with the operation of SH Celera and/or its Subsidiaries. Neither SH Celera nor any of its Subsidiaries is in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located which would have a material adverse effect on the Assets or the operation of SH Celera and/or its Subsidiaries and, except to the extent set forth on Schedule I there are no claims, actions, suits, proceedings or investigations pending or to the best knowledge of SH Celera and/or the threatened against or affecting SH Celera and/or its Subsidiaries and/or the Assets or the, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

               Q. Since the Balance Sheet Date, except as disclosed in Schedule J, there has not been:

               (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of SH Celera and/or its Subsidiaries;

               (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of SH Celera and/or its Subsidiaries;

               (iii) any increase in the compensation payable or to become payable by SH Celera and/or its Subsidiaries to any SH Celera and/or any of its Subsidiaries employee, officers, or agents, or any bonus payment or arrangement made to or with any thereof;

               (iv) any labor dispute, proposed law or regulation or any event or condition of any character materially adversely affecting the business or future prospects of SH Celera and/or its Subsidiaries; or

               (v) any transaction by SH Celera and/or its Subsidiaries outside the ordinary course of their respective businesses.

               R. SH Celera is acquiring the Shares of the Company and the Waterbury ordinary shares solely for its own account, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of the Securities Act of 1933, as amended (said Act and rules and regulations promulgated there under being hereinafter referred to as the "Act"). SH Celera understands that the Company's Shares and the Ordinary Share of Waterbury have not been registered under the Act by reason of the specific exemptions there from, which exemptions depend in part upon their subjective investment intent as expressed herein. In furtherance of the foregoing, SH Celera shall be required to execute and deliver to the Company and to Waterbury, respectively, an Investment Letter, in the form attached hereto as Exhibits 2 and 3, as a condition precedent to (i) the issuance of the Company's securities issuable to SH Celera hereunder and
               (ii) the transfer of the Waterbury Ordinary Shares transferable to SH Celera hereunder.

               S.   SH Celera hereby acknowledges that it is an:

                    (i) "Accredited Investor" as such term is defined in Regulation D promulgated under the Act, or it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed transaction and its acquisition of the Company's Shares; and

                    (ii) able to bear the economic risks associated with the acquisition of the Company's Shares and is able to protect its own interests in an investment of this nature, and

               T. No consent, approval or authorization of any government, administrative agency or court, domestic or foreign having jurisdiction over SH Celera is legally required for the issuance of the SH Celera shares to the Company in the manner contemplated by this Agreement.

               U. The shares of SH Celera capital stock, to be issued to the Company pursuant to this Agreement, when issued will be, duly and validly issued and authorized by SH Celera and remain issued on a fully paid basis with no further right of assessment by SH Celera.


     SH Celera represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive for a period of two years from the Closing Date.


     2. Representations and Warranties by The Company. The Company hereby makes the following express representations and warranties to SH Celera:

     A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the corporate power to own its properties and carry on its business as now being conducted. Copies of the Company's Articles of Incorporation and By-Laws have heretofore been furnished to SH Celera by the Company and all such copies are true, correct and complete copies of the original Articles of Incorporation and By-Laws including all amendments thereto.

     B. The Company has the corporate authority to issue a total of 55,000,000 shares of which 50,000,000 are common stock, $0.01 par value per share and 5,000,000 shares are preferred stock, of which 4,325,186 post 1 for 2 split shares of common stock, par value $0.01, are issued and outstanding.

     C.   The Company has those subsidiaries set forth in Schedule K hereto.

     D. Attached hereto as Schedule L is a list of all documents filed by the Company with the United States Securities & Exchange Commission for the past twelve months as of the date of this Agreement (the "Disclosure Information"). The Company has provided to SH Celera and its representatives copies of each item set forth on Schedule L.

     E. The audited Financial Statements contained in the Company's Form 10KSB included in the Disclosure Information described in Schedule L hereto (the "Company's Financial Statements"), except as further described in Schedule L hereto, constitute substantially true and correct statements of the financial condition of the Company and the Company's assets, liabilities and income as of such date. Since the date of the Balance Sheet contained in the Financial Statements, except as described in Schedule L the Company has not:

               (i) issued any additional shares of its capital stock to any person;

               (ii) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of capital stock;

               (iii) paid or agreed to pay any consideration in redemption of any of its issued and outstanding shares of capital stock; or

               (iv) entered into any other transaction or agreement that would, or might, materially impair the shareholder's equity of the Company as reflected in such Balance Sheet.

     F. The execution and delivery of this Agreement, and issuance of the Company's Shares required to be issued hereunder, will have been duly authorized by all necessary corporate action and neither the execution nor delivery of this Agreement nor issuance of the Company's Shares, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, or the Company's Articles of Incorporation or By-Laws of or any indenture, agreement or other instrument to which the Company is a party, or by which either is bound or by which its property is bound.

     G. the Company is not involved in any pending or threatened litigation that would, or might, materially affect its financial condition and which has not been:

                    (i)  provided for in the Financial Statements, and

                    (ii) disclosed to SH Celera in writing.

     H. There are no unpaid assessments or proposed assessments of income taxes pending against the Company. All liabilities for Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by the Company, have been paid or the liability therefore has been provided for in the Balance Sheet contained in the Disclosure Information set forth in Schedule M hereto and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued.

     I. The Company's 17,300,744 Shares, and Waterbury's 356,999 Ordinary Shares which will be delivered by the Company to SH Celera pursuant to the terms of this Agreement, will, on delivery in accordance with the terms hereof, be duly authorized, validly issued and fully paid and non-assessable.

     The Company further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true on the Closing Date and shall survive for a period of two years from the Closing Date.


     3. COVENANTS OF SH CELERA.

A. Between the date of this Agreement and the Closing Date:

               (i) SH Celera shall afford to the officers and authorized representatives of the Company reasonable access to the properties, books and records of SH Celera and its Subsidiaries, and will furnish the Company with such additional financial and operating data and other information as to the business and properties of SH Celera and its Subsidiaries as the Company may from time to time reasonably request without regard to where such information may be located. SH Celera shall cooperate with the Company, the Company's representatives and counsel in the preparation of any document or other material which may be required in connection with any document or material required by any governmental agency as a predicate to or result of the transaction herein contemplated. The Company shall cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as the Company may be required to disclose to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to SH Celera and/or its Subsidiaries..

               (ii). With respect to the ownership, operations and development of SH Celera and/or its Subsidiaries, SH Celera agrees to:

               (a) carry on the business of SH Celera and its Subsidiaries in substantially the same manner as heretofore and not make any material change in personnel, operations, finance, accounting policies, or real or personal property;

               (b) maintain the Assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all of the obligations of SH Celera and its Subsidiaries under agreements relating to or affecting the assets, properties and rights of SH Celera and/or its Subsidiaries;

               (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (e) maintain and preserve the business organization of SH Celera and its Subsidiaries intact, retain the present management personnel of SH Celera and its Subsidiaries and maintain the relationship of SH Celera and its Subsidiaries with suppliers, customers and others having business relations with SH Celera and its Subsidiaries;

               (iii). With respect to the ownership, operation and development of SH Celera and its Subsidiaries, SH Celera will not, without the prior written consent of the Company:

               (a) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more agreements with or otherwise create any officer, employee or agent;

               (b) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the Assets;

               (c) sell, assign, lease or otherwise transfer or dispose of any of the Assets; or

               (d) merge or consolidate or agree to merge or consolidate with or into any other entity.

          B. Following the Closing of the Reorganization Transaction, SH Celera will undertake those steps necessary to issue its shares as set forth in the Mutual Undertaking Agreement executed and delivered herewith.


4. COVENANTS OF THE COMPANY.

A. Between the date of this Agreement and the Closing Date:

          (i). Afford to the officers and authorized representatives of the SH Celera reasonable access to the properties, books and records of the Company and its Subsidiaries, and will furnish SH Celera with such additional financial and operating data and other information as to the business and properties of the Company and its Subsidiaries as SH Celera may from time to time reasonably request without regard to where such information may be located. The Company shall cooperate with SH Celera, SH Celera's representatives and counsel in the preparation of any document or other material which may be required in connection with any document or material required by any governmental agency as a predicate to or result of the transaction herein contemplated. SH Celera shall cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as the SH Celera may be required to disclose to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to the Company and/or its Subsidiaries

        (ii). With respect to the ownership, operations and development of the Company, the Company agrees to:

               (a) carry on the business of the Company in substantially the same manner as heretofore and not make any material change in personnel, operations, finance, accounting policies, or real or personal property;

               (b) maintain any assets of the Company and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all of the obligations of the Company under agreements relating to or affecting the assets, properties and rights of the Company;

               (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (e) maintain and preserve the business organization of the Company intact, retain the present employees of the Company and maintain the relationship of the Company with suppliers, customers and others having business relations with the Company;

        (iii). With respect to the ownership, operation and development of the Company, the Company will not, without the prior written consent of SH Celera:

               (a) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more agreements with or otherwise create any officer, employee or agent;

               (b) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the Company's assets;

               (c) sell, assign, lease or otherwise transfer or dispose of any of the Company's assets; or

               (d) merge or consolidate or agree to merge or consolidate with or into any other entity.

     B. Following the Closing of the Reorganization Transaction, undertake the Contemplated Financing as set forth in the Mutual Undertaking Agreement, executed and delivered herewith.


5. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder are, at the option of the Company, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by the Company:

            A. The representations and warranties of SH Celera contained in this Agreement shall be true when made and on and as of the Closing Date, as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by SH Celera on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

            B. No material adverse change in the results of operations, financial condition or business of SH Celera and/or its Subsidiaries shall have occurred, and SH Celera and or its Subsidiaries shall not have suffered any material change, loss or damage to its business or to the Assets, whether or not covered by insurance, since the Balance Sheet Date or except as noted in Schedules attached to this Agreement.


     6. Conditions PRECEDENT to the Obligations of SH Celera. The obligations of SH Celera hereunder are, at the option of SH Celera, subject to the following conditions:

       A. SH Celera shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

       B. There shall have been no substantial adverse changes in the financial condition, business or operations of the Company, except for changes resulting from those operations in the usual ordinary course of the business, and no business and assets of the Company shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

     7. Closing Date. The Closing of this Agreement (the "Closing Date"), shall be such date as shall be mutually agreed among the parties hereto. In connection therewith, the Company shall prepare and file, within the time limits prescribed, a Form 8-K pursuant to the Exchange Act and Release No. 33-8587. Both the Company and SH Celera mutually agree and acknowledge that the completion and filing of the Form 8-K shall be a simultaneous condition to the Closing of the Reorganization Transaction, regardless of the date of execution and delivery of this Agreement and each and every duly executed exhibit hereto.

     8. Actions At ClOSING. Subject to the terms and conditions set forth herein, the following transactions will take place at the Closing:

       The Company will deliver to SH Celera:

       A. A certificate in the name of SH Celera representing a total of 17,300,744 shares of the Company's $0.01 par value per share common stock, which, when issued shall represent a total of not less than 80% of the Company's then issued and outstanding shares of common stock;

       B. A certificate representing a total of 356,999 ordinary shares of Waterbury Resources, Ltd. accompanied by a Assignment Separate From Certificate, in the name of SH Celera Capital Corporation, delivered in negotiable form;

       C. A duly executed copy of the Facilities, Administration and Operating Services Agreement in form attached hereto as Exhibit 4, and by this reference incorporated herein along with the exhibits attached thereto (the "Facilities, Administration and Operating Services Agreement");

       D. A duly executed Mutual Undertaking Agreement between the Company and SH Celera, attached hereto as Exhibit 5 and by this reference incorporated herein (the "Mutual Undertaking Agreement");

       E. A duly executed copy of the Agreement to Assume Debt and Release, Waiver and Novation Agreement between the Company and SH Celera, attached hereto as Exhibit 6 and by this reference incorporated herein (the "Agreement to Assume Debt");

       F. A duly executed counterpart to the Investment Letter executed and delivered by SH Celera in connection with the acquisition of the Company's shares attached hereto as Exhibit 2;

       G. A duly executed counterpart to the Investment Letter executed and delivered by SH Celera in connection with the acquisition of the Waterbury Resources, Ltd. shares, in form attached hereto as Exhibit 3;

       H. A duly executed certified resolution of the Company's Board of Directors, along with a duly certified copy of the Amended Articles of Incorporation, amending the Company's name to: "G/O Business Solutions, Inc.;

       I. A duly executed resignation letter from Michael Caswell, resigning as a director and officer of the Company effective on or before the Closing date; and

       J. Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement and each of the foregoing agreements and/or actions necessary to conclude the Reorganization Transaction as set forth herein.

          SH Celera will deliver to the Company:

       A. A duly executed copy of the Facilities, Administration and Operating Services Agreement attached hereto as Exhibit 4, along with the exhibits attached thereto;

       B. A duly executed copy of the Mutual Undertaking Agreement attached hereto as Exhibit 5;

       C. A duly executed copy of the Debt Assumption Agreement attached hereto as Exhibit 6;

       D. A check in the amount of $50,000 representing the contribution of working capital to the Company;

       E. A duly executed investment letter in form attached hereto as
       Exhibit 2 respecting the acquisition of the Company's Shares;

       F. A duly executed Investment Letter addressed to Waterbury Resources, Ltd. executed in connection with the acquisition of the Waterbury Resources, Ltd. ordinary shares attached hereto as Exhibit 3; and

       G. Duly certified copies of corporate resolutions and other corporate proceedings taken by SH Celera to authorize the execution, delivery and performance of this Agreement and each of the foregoing agreements and/or actions necessary to conclude the Reorganization Transaction as set forth herein; and


     10. Future Registration. SH Celera understands that the Company's Shares and the Waterbury Shares to be delivered pursuant to this Agreement have not been registered under the Act or any State Act, and must be held indefinitely, and cannot be disposed of unless they are subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. SH Celera understands that, except as provided herein, it has no independent right to require the issuer of such shares to register the Company's Shares or the Waterbury Shares for resale. SH Celera further understands that, as a condition to the transfer of any of the Company's Shares or the Waterbury Shares it may be required that any request for transfer be accompanied by an opinion of legal counsel, in form and substance satisfactory to the Company or Waterbury, as the case may be, provided at its own expense, to the effect that the proposed transfer does not result in violation of the Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Act and is in compliance with all applicable State Acts.

     11. Transferability. All shares that are to be delivered by the Company hereunder shall be "restricted securities" within the meaning of Rule 144 of the Act. Both the Company and Waterbury shall issue stop transfer instructions to the transfer agent for its shares and shall place the following legend or one substantially similar thereto, on the certificates representing such shares:

     "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption there from under the Act or any applicable state securities act."

     12. Access to Information. Concurrently herewith, each of the Parties has delivered to the other the information referenced herein along with correct and complete copies of all documents and records requested by them. In addition, each Party has had the opportunity to ask questions of, and received answers from, the other Party's officers and directors and persons acting on their behalf concerning such information and the terms and conditions of the Agreement, and have received sufficient information relating to the other Party so as to enable them to make an informed decision with respect to the acquisition of the Shares.


     13. No Solicitation. At no time were any of the Parties presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with their acquisition of the shares of the other Party to be delivered hereunder.


     14. Expenses. SH Celera shall pay the expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated up to a maximum of $25,000.


     15. Finders. SH Celera shall indemnify and hold the Company harmless against and with respect to all claims or brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based on any agreements, arrangements, or understandings claimed to have been made by SH Celera with any third party. The Company shall indemnify and hold SH Celera harmless against and with respect to all claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any agreements, arrangements, or understandings claimed to have been made by the Company with any third party. Each Party to this Agreement represents and warrants to each other Party that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finders or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby.


     16. Miscellaneous.

               A. Each Exhibit, Certificate and Schedule to this Agreement shall be considered a part hereof as if set forth herein in full. Notwithstanding any other provision herein to the contrary, all Exhibits, Certificates, Schedules or other instruments provided for herein and not delivered at the time of execution of this Agreement shall be delivered or completed on or before Closing; and it shall be deemed a condition precedent to the Closing hereunder that each such Exhibit, Certificate, Schedule or other instrument shall meet with the approval of the Party to whom such Exhibit, Certificate, Schedule or other instrument is to be delivered hereunder.

               B. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary;
               provided, however, at the request of either Party, the other Party shall execute such additional instruments and take such additional acts as the requesting Party may deem necessary to effectuate this Agreement.

               C. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either Party or either Party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

               D. In the event either Party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing Party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and necessary disbursements, in addition to any other relief to which such Party shall be entitled.

               E. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and that the courts of the State of Texas shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement.

               F. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. All provisions contained herein shall be binding upon the respective parties their legal representatives, successors and assigns unless otherwise explicitly stated.

               G. The transactions contemplated hereby shall be effective for accounting purposes as of the Closing Date, unless otherwise agreed in writing by the SH Celera and the Company.

               H. SH Celera and the Company mutually agree that no Party hereto shall release, publish or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of the SH Celera and the Company, except for information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated.

               I. The waiver by either Party of breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

               J. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

               If to SH Celera:

               SH Celera Capital Corporation
               14360 Sylvanfield Dr.
               Houston, Texas 77014

               With Copy to:

               David R. Strawn
               2225 Barham Dr. Suite B
               Escondido, California 92029


               If to the Company or G/O Colorado:

               G/O International, Inc.
               18205 Burkhardt
               Tomball, Texas 77377

               With Copies to:

               Leonard W. Burningham, Esq.
               Hermes Building Suite 205
               455 East 500 South
               Salt Lake City, Utah 84111


               or to such other address, and to the attention of such other person or officer as any Party may designate, with copies thereof to the respective counsel thereof as notified by such Party.

               K. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or un-enforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms.

               L. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

               M. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

               N. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no Party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. The provisions of this Agreement shall survive the Closing and remain in full force and effect for a period of two years; all other agreements described, referenced or contemplated herein shall not be merged herewith. This Agreement may be executed in two or more counterparts, each and all of which together shall constitute but one and the same instrument.

                REORGANIZATION PLAN AND AGREEMENT
                    COUNTERPART SIGNATURE PAGE
                 SH CELERA CAPITAL CORPORATION



This Counterpart Signature Page for that certain Reorganization Plan and Agreement among SH Celera Capital Corporation, a corporation formed under the laws of the State of Maryland and G/O International, Inc., a corporation formed under the laws of Colorado is executed by SH Celera Capital Corporation, as of the date first written above.



SH Celera Capital Corporation, a
    Maryland corporation

    By: /S/George Jarkesy
       George Jarkesy
        Its President

               REORGANIZATION PLAN AND AGREEMENT
                   COUNTERPART SIGNATURE PAGE
                    G/O International, Inc.



This Counterpart Signature Page for that certain Reorganization Plan and Agreement among SH Celera Capital Corporation, a corporation formed under the laws of the State of Maryland and G/O International, Inc., a corporation formed under the laws of the State of Colorado, is executed by G/O International, Inc., as of the date first written above.



                              G/O International, Inc., a Colorado corporation



                                By: /s/Brian Rodriguez
                                Brian Rodriguez
                                Its President

      Schedule A-SH Celera Subsidiaries and capitalization

                              NONE

                  Schedule B- SH Celera Assets


               1. Four laptop computers
               2. One office copier/printer
               3. Microsoft Sharepoint   5 perpetual licenses
               4. Microsoft Project Portal   server license
               5. Cisco phone system equipment
               6. Microsoft operating system   server license
               7. Microsoft Visio, Project, & Office Suite user
                        licenses
               8. Office furniture:  5 desks, 5 tables, conference
                        room table, 4 filing cabinets, 10 chairs, 3 lamps, miscellaneous paintings/fixtures
               9. 1,800,000 shares of common stock of Forster
                        Drilling Corporation

Schedule C- SH Celera Licenses, Permits and Intellectual Property

            1. Qualification to do business in the State of Texas-
            2. Trade Name and Logo "SH Celera Capital Corporation"
            3. Trade Name "FASTrack PPS"
            4. Trade Name "Industry Mapping"

                 Schedule D- SH Celera Contracts

                 1. Facility Lease-Headquarters located at 14360 Sylvanfield
                    Dr., Houston, Texas
                 2. Covad Service Contract
                 3. HoustonPharma Retainer Agreement
                 4. X-tra Light Retainer Agreement
                 5. Forster Retainer Agreement
                 6. G&A Partners Customer Service Agreement
                 7. Steve Flamm - Consulting Agreement
                 8. Forster services agreement

                  Schedule E-SH Celera Equipment


            1. One laptop computer
            2. One office copier/printer

    Schedule F- SH Celera Existing Mortgages, Liens and Etc.

                              None

                 Schedule G- SH Celera Insurance

Hartford Spectrum Business Policy # 61 SBA BY9862SC

Term:  5/1/06 through 5/1/07

Coverages:

  * Business personal property - $75,000
  * Money & securities - $10,000
  * Business liability up to $2,000,000

Schedule H-Management, Employees, Pensions and Sick Leave Policies

Employment commitment letter Brian Rodriguez
Employment commitment letter Dwayne Deslatte
Employment Agreement John Ellis
Employment Agreement George Jarkesy
Employment Agreement David Strawn
SH Celera Capital Corporation 2006 Profit Sharing Plan
Director Retainer Agreements: Robert Gow, Christian Hahn, Dale Spradling Industry Advisory Member Retainer Agreements

                Schedule I- SH Celera Litigation

                              NONE

              Schedule J- SH Celera Material Changes

                              NONE

         Schedule K G/O International, Inc.-Subsidiaries

1. Waterbury Resources Ltd., a Cayman Islands corporation

               Schedule L- G/O International, Inc.
Documents filed with the Securities & Exchange Commission and changes

The Form 10-KSB for the fiscal year ending December 31, 2005
The Form 10-QSB for the Quarter ending March 31, 2006
The Form 8-K filed July 7, 2006
The Form 8-K filed March 24, 2006
The Form 8-K filed January 30, 2006
G/O's Financial Statements are contained in the December 31, 2005 Form 10KSB and the March 31, 2006, 10QSB.

           Exhibit 1- SH Celera Financial Statements

Financial statements are included in the body of the Form 8-K Current Report dated August 15, 2006.

                   Exhibit 2-Investment Letter
                     G/O International, Inc.
                    G/O International, Inc.

                        INVESTMENT LETTER





G/O International, Inc.,
18205 Burkhardt,
Tomball, Texas 77377


Re: Acquisition of $0.01 par value per share common stock of G/O
International, Inc. (the "Company").

Gentlemen,

     Pursuant to that certain Reorganization Plan and Agreement ("Plan") among G/O International, Inc., a Colorado corporation (the "Company") and SH Celera Capital Corporation, a company formed under the laws of the State of Maryland ("SH Celera") the Company has agreed to issue to SH Celera a total of 17,300,744 shares of its $0.01 par value per share common stock (the "Shares"). In connection therewith, the undersigned hereby acknowledges that it has approved the acquisition of the Shares or it is aware of all of the terms and conditions of the Plan; that it has received and personally reviewed a copy of any and all material documents regarding the Company, which have been delivered for its review, including those documents set forth in Schedule L of the Plan and, based upon such review, desires to acquire the Shares, upon the terms set forth in the Plan. In connection therewith:


1.   Representations and Warranties of the Undersigned.

     (a) Respecting Offering Materials. The undersigned hereby represents and warrants that it:

          (1) has been furnished with those materials and documents set forth in Schedule L to the Plan ("Disclosure Materials").

          (2) has been given the opportunity to ask questions of and receive answers from the officers and directors of the Company with respect to the issuance of the Shares pursuant to the Plan, the Shares, the business of the Company and any other matters which are considered by undersigned to be material to its investment decision and all such questions have been answered to its full satisfaction;

          (3) has not relied on any information or representation other than those set forth in the Company's Disclosure Materials and such other written information and representations as have been provided by the officers and directors of the Company pursuant to a specific question or request for additional information;

          (4) has not been presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.


     (b) Respecting Investor Suitability. The undersigned hereby represents and warrants that with respect to it and/or its principal shareholders it:


          (1) is an "Accredited Investor" as that term is defined in Securities and Exchange Commission Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act");

          (2) is capable of bearing the high degree of economic risk associated with this investment including, but not limited to, the possibility of complete loss of all its investment capital;

          (3) has sufficient financial and other resources to provide for anticipated financial needs, without taking into account any income which may be generated as a result of its investment in the Shares, and has no need for liquidity with respect to the investment in the Shares;

          (4) has total investments in illiquid investments that are reasonable in relation to its net worth and can afford the total loss of the investment in the Shares;

          (5) has had substantial experience in business of investments in one or more of the following: (i) investment experience with securities, such as stock and bonds; (ii) ownership of interests in new ventures and start-up companies; and (iii) experience in business and financial dealings; and

          (6) can protect its own interests in an investment of this nature and does not have a "Purchaser Representative," as that term is defined in Regulation D of the Act and does not need such Representative.

          (7) understands and agrees that the Shares acquired pursuant to the Plan have not been and will not be registered under the Act, that the Shares are being issued by the Company in reliance upon the exemption from registration afforded by
               Section 4(2) and Rule 506 of Regulation D as promulgated under the Act and that the Shares have not been registered with any state securities commission or other governmental authority. Undersigned hereby acknowledge that pursuant to the requirements of Section 4(2) and Rule 506 or Regulation D, the Shares acquired from the Company may not be transferred, sold or otherwise exchanged unless registered or in transactions that are exempt there from.


          (8) undersigned acknowledges that the Company is relying upon the representations made by it herein in issuing the Shares hereunder without registration under the Act pursuant to an exemption there from as provided in Section 4(2) and Rule 506 of Regulation D promulgated there under. Undersigned has consulted with legal counsel in connection with this transaction.

          (9) is acquiring the Shares exclusively its own account and not for the account or benefit or on behalf of another person.


     (c) Respecting Investment Liquidity. The undersigned hereby represent and warrant that it:

          (1) has been advised that the Shares have not been registered under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) and Rule 506 of Regulation D of the Act relating to transactions not involving a public offering;

          (2) understands that the issuance of the Shares has not been approved or disapproved by the Securities and Exchange Commission or the securities regulatory authority of any State or other governmental body;

          (3) understands that the Shares are, and will continue to be, unregistered securities which may not be assigned, sold, transferred, conveyed or hypothecated to any person unless such are subsequently registered under applicable Federal and State law, or unless an exemption from such registration is available to both the undersigned and the proposed transferee under such laws;

          (4) understands that, the Company has no obligation or intention to register the Shares for sale under the Act;

          (5) understands that there is at present a limited public market for the Shares and that the lack of a liquid market may make it impossible to liquidate the Shares when desired or at then current asking price, and there can be no assurances that an active public market will ever develop; and

          (6) understands and acknowledges that this investment may be long term, must be held indefinitely, and is, by nature, highly speculative.

Undersigned further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Investment Letter.

2.   Representations and Warranties of the Company

          a. The Company is a corporation organized under the laws of the State of Colorado with full corporate authority to conduct its business as now being conducted,

          b. The issuance of the Shares required to be delivered by the Company pursuant to the Plan, will have been duly authorized by all necessary corporate action by the Company and will not violate any provision of the corporate statutes or similar organic documents of the Company.

          c. Neither the execution nor delivery of this Investment Letter nor the issuance of Shares, nor the performance, observance or compliance with the terms and provisions of the Plan by the Company will violate any provision of law, any order of any court or other governmental agency, or any indenture, agreement or other instrument to which the Company is a party or by which the Company is bound. This Investment Letter, upon its execution and delivery by the Company and assuming the due authorization, execution and delivery by the other parties hereto, will be the valid, binding, and legally enforceable obligation of the Company.

     d. The Shares, when issued to undersigned will be duly and validly authorized and issued on a fully paid basis with no further right of assessment by the Company. In order to further compliance with the requirements of Section 4(2) of the Act and Regulation D, the Company shall cause the certificates delivered by the Company's transfer agent for delivery to SH Celera to bear the following legend or one substantially similar thereto, to be contained on the certificate representing the Shares:

     "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption there from under the Act or any applicable state securities act."

     e. The Company will take any and all reasonable action necessary to assist the undersigned in obtaining timely transfer and delivery of the Shares as contemplated hereby (including the execution and delivery of such additional documents as may be required to effect transfer of the Shares to the undersigned thereof as contemplated hereby).


3.   Express Covenants of the Undersigned.

     (a) Respecting Resales and Transfers. The undersigned expressly represents, covenants and warrants that it:

          (1) will not transfer or assign this Investment Letter or any of its rights hereunder, and further agrees that the assignment and transferability of the Shares shall be made only in accordance with this Investment Letter and the Plan; and

          (2) will not, without the prior written consent of the Company, assign, sell, transfer, convey or hypothecate any interest in the Shares to any person, unless the proposed transfer may be lawfully completed without such consent under the applicable provisions of the Securities and Exchange Commission Rule 144 or pursuant to a registration.

     (b) Respecting Indemnification of the Company. The undersigned represents, warrants and agrees that it will indemnify and hold the Company and each of its officers, directors and principal shareholders harmless from and against all costs and expenses, including attorney's fees, judgments and amounts paid in settlement, which may be paid or incurred by any such person in connection with or as a result of any claim, demand, action or right of action which in anyway arises from or relates to any breach by the undersigned of any representation, warranty or covenant set forth in this Investment Letter or any incomplete, evasive or misleading answer to any question set forth in herein which has been completed by them and submitted herewith.

4. Restrictive Legend. The Company intends to place the following restrictive legend, or a legend similar thereto, on each certificate representing the Shares:

          "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption there from under the Act or any applicable state securities act."



5. Notices. All notices or other communications which are, or may be, required or permitted to be given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address first above written and to the undersigned at the address designated in undersigned's counterpart signature page to this Investment Letter tendered herewith.

6. Governing Law. The offer and other transactions contemplated under this Agreement shall be construed in accordance with the governed by the laws of the State of Texas.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.


     IN WITNESS WHEREOF, the undersigned has executed this Investment Letter in the City of Houston, State of Texas, Country of United States, on this 31st day of July, 2006,


SH Celera Capital Corporation, a
Maryland corporation


By/s/George Jarkesy
George Jarkesy
Its President

SUBSCRIPTION ACCEPTANCE


     The subscription for Shares set forth in this Investment Letter is accepted by the Company on this 31st day of July, 2006.


                         G/O International, Inc., a
                         Colorado corporation



                         By/S/ Brian Rodriguez
                         Brian Rodriguez
                         President

                   Exhibit 3 Investment Letter
                    Waterbury Resources, Ltd.

                        INVESTMENT LETTER





Waterbury Resources, Ltd.
Grand Cayman
Cayman Islands

G/O International, Inc.
18205 Burkhardt
Tomball, Texas


Re: Transfer of Waterbury Shares

Gentlemen:

Pursuant to that certain Reorganization Plan and Agreement (the "Plan") between SH Celera Capital Corporation, a Maryland corporation ("SHCCC" or "Undersigned") and G/O International, Inc., a Colorado corporation ("G/O"), G/O agreed to transfer to the SHCCC 356,999 of the Ordinary Shares (the "Shares") of Waterbury Resources, Ltd., a Cayman Islands company ("Waterbury")


1.   Representations and Warranties of SHCCC.

     (a) Respecting Offering Materials. SHCCC hereby represents and warrants that, subject to the further terms of the Plan, it:

          (1) has been furnished with those materials and documents as deemed necessary to make a decision to acquire the Shares ("Disclosure Materials").

          (2) has been given the opportunity to ask questions of and receive answers from the officers and directors of Waterbury and G/O, with respect to the acquisition of the Shares pursuant to the Plan, the Shares, the business of Waterbury and G/O and any other matters which it considered to be material to its investment decision and all such questions have been answered to its full satisfaction;

          (3) has not relied on any information or representation other than those set forth in Waterbury's and G/O's, Disclosure Materials set forth in Schedule L of the Plan and such other written information and representations as have been provided by the officers and directors of Waterbury and G/O pursuant to a specific question or request for additional information;

          (4) has not been presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.


     (b) Respecting Investor Suitability. SHCCC hereby represents and warrants that it and each of its Principal Shareholders:


          (1) is an "Accredited Investor" as that term is defined in Securities and Exchange Commission Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act");

          (2) is capable of bearing the high degree of economic risk associated with this investment including, but not limited to, the possibility of complete loss of all his or its investment capital;

          (3) has sufficient financial and other resources to provide for anticipated financial needs, without taking into account any income which may be generated as a result of its acquisition of the Shares, and has no need for liquidity with respect to the investment in the Shares;

          (4) has total investments in illiquid investments that are reasonable in relation to his or its net worth and can afford the total loss of the investment in the Shares;

          (5) has had substantial experience in business of investments in one or more of the following: (i) investment experience with securities, such as stock and bonds; (ii) ownership of interests in new ventures and start-up companies; and (iii) experience in business and financial dealings;

          (6) can protect its own interests in an investment of this nature and does not have a "Purchaser Representative," as that term is defined in Regulation D of the Act and does not need such Representative.

          (7) understands and agrees that the Shares acquired pursuant to the Plan have not been and will not be registered under the Act, that the Shares are being transferred in reliance upon the exemption from registration afforded by Section 4(2) of the Act and that the Shares have not been registered with any state securities commission or other governmental authority. Undersigned hereby acknowledges that pursuant to the requirements of Section 4(2) of the Act, the Shares acquired from the Company may not be transferred, sold or otherwise exchanged unless registered or in transactions that are exempt there from.


          (8) Each of SHCCC acknowledges that Waterbury and G/O are relying upon the representations made by him or it herein in transferring the Shares hereunder without registration under the Act pursuant to an exemption there from as provided in
               Section 4(2) of the Act. Undersigned has consulted with legal counsel in connection with this transaction.

          (9) is acquiring the Shares exclusively for its own account and not for the account or benefit or on behalf of another person.


     (c) Respecting Investment Liquidity. SHCC hereby represents and warrants that it:

          (1) has been advised that the Shares have not been registered under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of the Act relating to transactions not involving a public offering;

          (2) understands that the transfer of the Shares has not been approved or disapproved by the Securities and Exchange Commission or the securities regulatory authority of any state;

          (3) understands that the Shares, are, and will continue to be, unregistered securities which may not be assigned, sold, transferred, conveyed or hypothecated to any person unless such are subsequently registered under applicable Federal and state law, or unless an exemption from such registration is available to both the undersigned and the proposed transferee under such laws;

          (4) understands that, neither Waterbury nor G/O has any obligation or intention to register the Shares for sale under the Act;

          (5) understands that there is at present no public market for the Shares and that the lack of a liquid market may make it impossible to liquidate the Shares when desired or at then current asking price, and there can be no assurances that an active public market will ever develop; and

          (6) understands and acknowledges that this investment may be long term, must be held indefinitely, and is, by nature, highly speculative.

SHCCC further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Investment Letter.

2. Representations and Warranties of Waterbury and G/O., Waterbury and G/O each represent to SHCCC that:

     a. Waterbury is each organized under the laws of the Cayman Islands with full corporate authority to conduct its business as now being conducted;

     b. G/O is organized under the laws of the State of Colorado with full corporate authority to conduct its business as now being conducted;

     c. The delivery of the Shares required to be delivered by G/O pursuant to the Plan, will have been duly authorized by all necessary corporate action G/O and will not violate any provision of the corporate statutes or similar organic documents of G/O.

     d. Neither the execution nor delivery of this Investment Letter nor the issuance of Shares, nor the performance, observance or compliance with the terms and provisions of this Investment Letter by Waterbury or G/O will violate any provision of law, any order of any court or other governmental agency, or any indenture, agreement or other instrument to which the any of them is a party or by which any of them is bound. This Investment Letter, upon its execution and delivery by Waterbury and G/O and assuming the due authorization, execution and delivery by the other parties hereto, will be the valid, binding, and legally enforceable obligation of the each of them;

     e. The Shares, when transferred to SHCCC will be duly and validly authorized and issued on a fully paid basis with no further right of assessment by the either Waterbury or G/O. In order to further compliance with the requirements of Section 4(2) of the Act, both Waterbury and G/O shall cause the certificate representing the Shares delivered to SHCCC to bear the following legend or one substantially similar thereto, to be contained on the certificate representing the Shares:

     "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption there from under the Act or any applicable state securities act."

     f. Each of Waterbury and G/O will take any and all reasonable action necessary to assist the undersigned in obtaining timely transfer and delivery of the Shares as contemplated hereby (including the execution and delivery of such additional documents as may be required to effect transfer of the Shares to the undersigned thereof as contemplated hereby).


3.   Express Covenants of SHCCC.

     (a) Respecting Resales and Transfers. SHCCC expressly represents, covenant and warrant that it:

          (1) will not transfer or assign this Investment Letter or any of its rights hereunder, and further agrees that the assignment and transferability of the Shares shall be made only in accordance with this Investment Letter and the Plan; and

          (2) will not, without the prior written consent of Waterbury, assign, sell, transfer, convey or hypothecate any interest in the Shares to any person, unless the proposed transfer may be lawfully completed without such consent under the applicable provisions of the Securities and Exchange Commission Rule 144 and/or pursuant to a registration.

4. Restrictive Legend. Waterbury intends to place the following restrictive legend, or a legend similar thereto, on each certificate representing the
Shares:

          "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption there from under the Act or any applicable state securities act."

5. Notices. All notices or other communications which are, or may be, required or permitted to be given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, each of the parties at the address designated in their counterpart signature page to this Investment Letter tendered herewith.

6. Governing Law. The offer and other transactions contemplated under the Plan shall be construed in accordance with the governed by the laws of the State of Texas.

7. Entire Agreement. This Investment Letter constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

     IN WITNESS WHEREOF, the undersigned has executed this Investment as of the 31st day of July, 2006.


SH Celera Capital Corporation, a Maryland corporation

By /s/George Jarkesy
George Jarkesy, President

                       Approval of Transfer


     Waterbury Resources, Ltd. hereby approves the transfer contemplated hereby this 31st day of July, 2006.


                         Waterbury Resources, Ltd., a
                         Cayman Islands company



                         By /S/
                         Its Director




G/O hereby approves the transfer contemplated hereby this 31st day of July, 2006.


                         G/O International, Inc.,
                         a Colorado corporation


                         By/s/Brian Rodriguez
                         Brian Rodriguez, President

  Exhibit 4 Facilities Administration and Operating Services Agreement

See Exhibit 10.1 of this Form 8-K Current Report.

             Exhibit 5 Mutual Undertaking Agreement

See Exhibit 10.2 of this Form 8-K Current Report.

              Exhibit 6 Debt Assumption Agreement

See Exhibit 10.3 of this Form 8-K Current Report.

                           Exhibit 7

       Assignment, Assumption and Confirmation Agreements

See Exhibits 10.4a and 10.4b of this Form 8-K Current Report.